Exhibit 99.1

NEWS RELEASE	Contact:	Dave Horin
Chief Financial Officer
(212) 356-0545

          Rodman & Renshaw Capital Group Announces 1st Quarter 2012 Financial Results

New York, NY — May 15, 2012 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) (“the Company”) announced financial results for the quarter ended March 31, 2012.

First Quarter 2012 Highlights:

•	Investment banking revenue of $23.5 million, compared to $27.5 million and $7.5 million in the first quarter of 2011 and the fourth quarter of 2011, respectively.

•	Revenue, excluding principal transactions, of $25.2 million, compared to $29.7 million and $13.9 million in the first quarter of 2011 and the fourth quarter of 2011, respectively.

•

Net income of $2.0 million, or $0.05 per diluted share. Non-GAAP operating net income of $1.8 million, or $0.05 per diluted share and a 7% pre-tax operating margin. For the fourth quarter of 2011, the Company reported non-GAAP operating net loss of $1.8 million, or ($0.05) per diluted share and a (22%) pre-tax operating margin. A reconciliation between GAAP results and non-U.S. GAAP measures is contained in the tables that accompany this release, under “Non-U.S. GAAP Financial Measures”.

•

22 financing transactions were completed, raising $1.1 billion in the first quarter of 2012, compared to 33 financing transactions raising $1.1 billion in the first quarter of 2011 and 19 financing transactions raising $0.9 billion in the fourth quarter of 2011.

•	Rodman & Renshaw, LLC was once again ranked the number one investment bank in PIPE and Registered Direct transactions by deal volume for the first quarter of 2012.[1]

The Company will hold a conference call this morning, May 15, 2012, at 10:00 AM Eastern Time to discuss these results and provide a business update (see “Conference Call Information” below).

BUSINESS HIGHLIGHTS

Investment Banking

Investment banking revenue was $23.5 million for the first quarter of 2012, which included $1.0 million related to warrants received as compensation for activities as underwriter or placement agent valued using Black-Scholes, compared to $27.5 million in investment banking revenue, which included $4.3 million related to warrants received, for the first quarter of 2011 and $7.5 million in investment banking revenue, which included $1.0 million related to warrants received, for the fourth quarter of 2011. Private placement and underwriting revenue for the first quarter of 2012 was $15.7 million, compared to $25.7 million for the first quarter of 2011 and $7.0 million for the fourth quarter of 2011. Strategic advisory fees for the first quarter of 2012 were $7.7 million, compared to $1.8 million for the first quarter of 2011 and $0.5 million for the fourth quarter of 2011.

During the first quarter of 2012, we earned approximately $16.8 million in metals & mining and oil and gas transactions. We no longer focus on the metals & mining and oil and gas sectors and the employees who focused on these sectors are no longer employed with us. Included in investment banking revenue in the first quarter of 2012 was one significant investment banking fee of $11.7 million from ZaZa Energy LLC.

[1]	Source: Sagient Research Systems, a leading publisher of independent research for the financial services and institutional investment communities.

Sales & Trading

Brokerage revenue for the first quarter was approximately $6.5 million, net of $0.5 million of soft dollar expense, compared to $1.2 million for the first quarter of 2011 and $6.2 million, net of $1.6 million of soft dollar expense, for the fourth quarter of 2011. The increase in brokerage revenues was primarily due to the Hudson business acquired in the second quarter of 2011.

Principal Transactions

Principal transactions revenue (which predominantly represents changes in the value of the Company’s warrant/derivative portfolio) for the first quarter was $0.2 million, compared to a $2.3 million loss for the first quarter of 2011 and a $2.9 million loss for the fourth quarter of 2011. The increase in principal transactions is related to the increase in certain biotechnology warrants, partially offset by a loss in our Class B warrants issued in connection with our convertible debt. Since the fluctuation in value is outside of the Company’s control, it excludes such revenue or loss when recording income on a non-GAAP basis.

Merchant Banking Revenue

Merchant banking revenue consists of gains and losses on investments by our Aceras BioMedical joint venture and other principal investments activity. During the three months ended March 31, 2012, BioMarin Pharmaceutical Inc. (“BioMarin”), the purchaser of Huxley Pharmaceuticals from Aceras (“Huxley”), recorded an impairment charge of $6.7 million related to certain assets acquired. These assets were IPR&D assets associated with U.S. marketing rights of a product candidate for the treatment of Lambert-Eaton Myasthenic Syndrome that is in Phase 3 clinical trials in the U.S. BioMarin had previously disclosed that it was exploring strategic options for this product candidate in the U.S., including potential out licensing arrangements. In March 2012, BioMarin disclosed that it had determined to suspend these initiatives. Based on this triggering event and lower than expected reported European sales revenue, the Company revised the carrying value of the contingent payments related to the sale of Huxley and recognized a non-cash charge of $5.0 million in merchant banking revenues for the three months ended March 31, 2012. The value of Aceras BioMedical’s assets as of March 31, 2012 and December 31, 2011 was determined based on an independent valuation performed by a third party valuation firm, which took into consideration, where applicable, cash received, cost of the investment, market participant inputs, estimated cash flows based on entity specific criteria, purchase multiples paid in other comparable third-party transactions, market conditions, liquidity, operating results and other qualitative and quantitative factors. The values at which the Company’s investments are carried on its books are adjusted to estimated fair value at the end of each quarter taking into account factors, including general economic and stock market conditions.

Operating Expenses

Compensation Expense

•	Employee compensation and benefits expense for the first quarter of 2012 was $13.9 million, compared to $17.9 million for the first quarter of 2011 and $3.3 million for the fourth quarter of 2011.
•

Employee compensation and benefits expense for the first quarter of 2012, excluding the $0.2 million principal transactions gain from revenue, represented 55% of transaction-related revenue (revenue excluding principal transactions), compared to 60% in the comparable 2011 period. The Company targets a compensation ratio of 55% to 60% of transaction-related revenue on an annualized basis.

•	The Company had 188 and 191 full-time employees at March 31, 2012 and December 31, 2011, respectively.
•	No bonuses related to the 1st quarter of 2012 have been paid, other than immaterial amounts to certain administrative personnel.
•	The founding executives did not receive a year end 2011 bonus and no bonuses for such founding executives were accrued as of March 31, 2012.

Non-Compensation Expense

Non-compensation expense was $9.6 million for the three months ended March 31, 2012, comparable to the $9.8 million for the prior year period. The slight decrease from the prior year’s quarter in non-compensation expense was substantially due to:

•

Additional fixed and variable expenses related to the acquisition of Hudson, including, a $1.0 million increase in communication and market research and a $0.9 million increase in execution and clearing;

•

An increase in professional and consulting fees of $1.1 million primarily related to certain regulatory inquiries and the expansion of DirectMarkets. As compared to prior periods, during the three months ended March 31, 2012, we experienced an increase in the scope and amount of information requested by FINRA related to various aspects of our broker-dealer business;

offset by,

•	A decrease of $2.9 million related to the discontinuation of the China conference in 2011.

Income Taxes

Due to the uncertainty in the current operating environment we continue to record a full valuation allowance on our deferred tax assets.

Capital

Liquid assets were approximately $19.9 million at March 31, 2012, consisting of cash and cash equivalents, “Level 1” assets less “Level 1” liabilities, “Level 2” assets less “Level 2” liabilities and net current receivables, compared to $15.5 million at December 31, 2011. The increase in liquid assets primarily relates to cash inflows from operations less year-end bonuses and severance paid during the first quarter of 2012 and the cost of treasury stock purchases.

The following table sets forth the calculation of liquid assets (non-GAAP) as of March 31, 2012 and December 31, 2011 (in millions of dollars):

	March 31, 2012	December 31, 2011

Total cash and cash equivalents	8.3	7.4
Financial instruments owned, at fair value (Level 1 and Level 2)	8.0	6.1
Private placement and other fees receivable	3.1	1.8
Receivable from brokers, dealers & clearing agencies	3.4	1.8
Financial instruments sold, not yet purchased, at fair value (Level 1)	(2.9)	(1.6)

Liquid Assets (non-GAAP)	19.9	15.5

Book value per common share at March 31, 2012 was $0.68. Book value per common share is based on common shares outstanding. Adjusted book value per common share at March 31, 2012 was $0.51. Adjusted book value per common share is based on common shares outstanding, including unvested and vested restricted stock and restricted stock units.

Conference Call Information

In conjunction with the earnings release and business update, a conference call will be held at 10:00 AM Eastern Time on May 15, 2012, hosted by Mr. Edward Rubin, Chief Executive Officer; Mr. David Horin, Chief Financial Officer; and Mr. Kevin Lupowitz, Chief Executive Officer of Direct Markets, Inc. Investors and analysts can participate in the conference call by dialing 1-877-407-9210 (United States) or 1-201-689-8049 (International).

The conference will be replayed in its entirety beginning at approximately 1:00 PM on May 15, 2012, through to 11:59 PM on May 22, 2012. If you wish to listen to the replay of this conference call, please dial 1-877-660-6853 (United States) or 1-201-612-7415 (International) and use Account #286, Conference #394442.

The conference call will also be simultaneously broadcast live over the Internet, as well as for replay, and can be accessed through the webcasts and presentations tab of the investor relations section of the Rodman & Renshaw Capital Group, Inc. website located at www.rodm.com. Please allow some time following the completion of the conference call to access the archive of the webcast. Allow for time prior to the conference call webcast to visit the website and download the streaming media software required to listen to the Internet broadcast.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM - News) is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC and Direct Markets, Inc. For more information visit Rodman & Renshaw on the Internet at www.rodm.com.

About Rodman & Renshaw, LLC

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. According to Sagient Research Systems, Rodman has been ranked the #1 Placement Agent by deal volume of PIPE and RD financing transactions completed every year since 2005.

MEMBER FINRA, SIPC

About Direct Markets, Inc.

Direct Markets, Inc. will operate an automated state-of-the-art electronic transaction platform to directly link existing public company issuers and investors seeking to transact primary offerings of securities. The DirectMarkets platform will bring unprecedented, cost-efficient access to the capital markets into the C-Suite of public companies and bypass certain traditional roles typically held by investment banks that presently control the transactional process. Both investors and issuers will benefit from 24/7 seamless access to the DirectMarkets platform through a graphical user interface (GUI) accessible via a desktop or laptop computer, as well as mobile smart devices such as tablets or smartphones. For more information, please visit www.directmkts.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance including, but not limited to the timing and success of the roll-out of the DirectMarkets platform. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 15, 2011, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management’s reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition
as of March 31, 2012 (Unaudited) and December 31, 2011
Dollars in Thousands, Except Per Share Amounts

	March 31, 2012	December 31, 2011

Assets
Cash and cash equivalents:
Unrestricted	$6,534	5,789
Restricted	1,762	1,602

Total cash and cash equivalents	8,296	7,391
Financial instruments owned, at fair value:
Corporate equity securities	5,302	5,064
Merchant banking investments	4,722	9,559
Derivatives	5,904	4,767
Fixed income	2,713	1,093
Other investments	1,327	1,379

Total financial instruments owned, at fair value	19,968	21,862
Private placement and other fees receivable	3,113	1,766
Receivable from brokers, dealers & clearing agencies	3,427	1,828
Prepaid expenses	829	512
Property and equipment, net	2,717	3,027
Other assets	2,604	2,440
Goodwill and other intangible assets, net	986	—

Total Assets	$41,940	38,826

Liabilities and Stockholders’ Equity
Accrued compensation payable	$4,492	5,924
Accounts payable and accrued expenses	5,742	4,610
Financial instruments sold, not yet purchased, at fair value
Corporate equity securities	2,916	1,643
Derivatives	533	—

Total financial instruments sold, not yet purchased, at fair value	3,449	1,643
Long term convertible debt	5,781	5,997

Total Liabilities	19,464	18,174

Stockholders’ Equity
Common stock, $0.001, par value; 100,000,000 shares authorized; 33,027,699 and 33,672,699 issued as of March 31, 2012 and December 31, 2011, respectively	33	34
Preferred stock, $0.001 par value; 1,000,000 authorized; none issued	—	—
Additional paid-in capital	74,077	74,221
Treasury stock, 53,500 shares and 100,000 shares as of March 31, 2012 and December 31, 2011, respectively	(55)	(46)
Accumulated deficit	(51,579)	(53,557)

Total Stockholders’ Equity	22,476	20,652

Total Liabilities and Stockholders’ Equity	$41,940	38,826

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations for the
Three Months Ended March 31, 2012 and 2011 (Unaudited)
Amounts in Thousands, Except Per Share Amounts

	Three Months Ended March 31,

	2012	2011

Revenues:
Investment banking	$23,476	27,471
Merchant banking	(5,037)	566
Brokerage	6,510	1,162
Conference fees	—	446
Principal transactions	204	(2,315)
Interest and other income	291	15

Total revenues	25,444	27,345

Operating expenses:
Compensation and benefits	13,882	17,863
Conference expense	—	2,907
Professional and consulting	2,688	1,574
Occupancy and equipment rentals	823	773
Advertising and marketing	187	307
Communication and market research	1,883	914
Execution and clearing	1,010	78
Depreciation and amortization	403	397
Business development	1,006	1,299
Interest expense	114	205
Bad debt expense	—	37
Hudson acquisition related expense	—	418
Other	1,470	862

Total operating expenses	23,466	27,634

Operating income (loss)	1,978	(289)
Income tax expense (benefit)	—	(103)

Net income (loss)	$1,978	(186)

Net income (loss) per common share:
Basic	$0.05	(0.01)

Diluted	$0.05	(0.01)

Weighted average common shares outstanding:
Basic	36,423	35,208

Diluted	42,549	35,208

The table below reconciles the numerators and denominators of the basic and diluted earnings per share (“EPS”) computations for the three months ended March 31, 2012 and 2011 (in thousands, except per share amounts):

		Three Months Ended March 31,

		2012	2011

Earnings (loss):
Earnings (loss) for basic earnings per share		1,978	(186)
Addback: Convertible debt related interest		321	—

Earnings (loss) for diluted earnings per share		2,299	(186)

Shares:
Shares outstanding	(A)	33,272	33,290
Unearned restricted stock	(B)	—	(45)
Earned RSUs	(C)	3,151	1,963

Shares outstanding, basic		36,423	35,208

Convertible debt	(D)	4,401	—
Unearned RSUs	(E)	1,725	—

Shares outstanding, diluted		42,549	35,208

Earnings (loss) per share:
Basic		0.05	(0.01)
Diluted		0.05	(0.01)

(A)	Shares outstanding represents shares issued less shares repurchased in treasury stock.

(B)

As restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as the Company’s obligation to issue these shares remains contingent.

(C)

As earned restricted stock units (“RSUs”) are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(D)

Calculated using the “if converted” method. The “if converted” method assumes the conversion of the outstanding convertible debt at the beginning of the period. Related interest expense is added back to the diluted EPS numerator.

(E)

Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

Non-U.S. GAAP Financial Measures

The Company has presented the non-GAAP measures set forth below as an additional device to aid in understanding and analyzing its financial results for the three months ended March 31, 2012, December 31, 2011 and March 31, 2011. Management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP measures is that GAAP accounting does in fact reflect the underlying financial results of the Company’s business. Therefore, management believes that the GAAP measures as well as the corresponding non-GAAP measures of the Company’s financial performance should be considered together.

A reconciliation of the Company’s GAAP net income (loss) for the first quarter of 2012, the fourth quarter of 2011 and the first quarter of 2011 to its non-GAAP net operating income (loss) for the first quarter of 2012, the fourth quarter of 2011and the first quarter of 2011 is set forth below (in millions of dollars):

Net income for the three months ended March 31, 2012	$2.0
Exclusion of principal transaction loss, net of taxes	(0.2)

Non-GAAP net operating income for the three months ended March 31, 2012	$1.8

Net loss for the three months ended December 31, 2011	$(19.3)
Exclusion of principal transaction loss, net of taxes	1.8
Valuation allowance on income taxes	17.9
Impairment of goodwill and other intangible assets, net of taxes	0.5
Reversal of prior quarters’ discretionary bonus accruals, net of taxes	(3.0)
Tax effect of stock options granted in 2006 expiring unexercised	0.2
Severance expense, net of taxes	0.2

Non-GAAP net operating loss for the three months ended December 31, 2011	$(1.8)

Net loss for the three months ended March 31, 2011	$(0.2)
Exclusion of principal transaction loss, net of taxes	1.4
Hudson acquistion related expense	0.4

Non-GAAP net operating income for the three months ended March 31, 2011	$1.6

Basic and diluted income (loss) per share is calculated by dividing net income by the weighted average number of common shares outstanding for the period.

The following table sets forth the Company’s GAAP basic and diluted weighted average shares outstanding and its GAAP basic and diluted income (loss) per share for the first quarter of 2012, the fourth quarter of 2011 and the first quarter of 2011 before and after applying the adjustments described above:

Amounts in Thousands, Except Per Share Amounts	Three Months Ended

	March 31, 2012	December 31, 2011	** March 31, 2011

Weighted average shares:
Basic	36,423	37,008	35,208
Diluted	42,549	37,008	35,208

Income (loss) per share:
Basic	$0.05	(0.52)	(0.01)
Diluted	$0.05	(0.52)	(0.01)

Non-GAAP income (loss) per share:
Basic	$0.05	(0.05)	0.05
Diluted	$0.05	(0.05)	0.05

** Diluted EPS weighted average shares for the quarter ended March 31, 2011 is not the same as the diluted EPS weighted average shares on a non-GAAP basis. The amount of non-GAAP diluted EPS weighted average shares for the quarter ended March 31, 2011 is 36,449,000.

Pre-tax operating margin is calculated by dividing (a) operating loss, with non-GAAP adjustments, by (b) total revenues less non-cash principal transaction revenue.

Amounts in Millions, Except Percentages	Three Months Ended March 31, 2012	Three Months Ended December 31, 2011

Operating income (loss)	$2.0	(2.3)
Principal transaction loss	(0.2)	2.9
Reduction in discretionary bonus accrual	—	(4.9)
Impairment of goodwill and other intagible assets	—	0.8
Severance expense	—	0.4

Adjusted operating income (loss) (non-GAAP)	$1.8	(3.1)

Total revenues	$25.4	11.1
Principal transaction loss	(0.2)	2.9

Adjusted total revenues (non-GAAP)	$25.2	13.9

Pre-tax operating margin (non-GAAP)	7%	-22%